Exhibit 10.34

ADVANCED DISPOSAL SERVICES, INC. 2016 OMNIBUS EQUITY PLAN

FORM OF INCENTIVE STOCK OPTION AWARD AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made effective as of                (the “Date of Grant”) between Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), and                   (the “Participant”).

This Agreement sets forth the general terms and conditions of Options.  By accepting the Options, the Participant agrees to the terms and conditions set forth in this Agreement and the Advanced Disposal Services, Inc. 2016 Omnibus Equity Plan (the “Plan”).

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.                                      Grant of the Award.  Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant the right and option (the “Options”) to purchase                  Common Shares at an exercise price per share of $            .

2.                                      Status of the Options.  The Options shall be intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the maximum extent permissible under the limits contained in Section 422 of the Code.  Any Options that are in excess of the limits contained in Section 422 of the Code on the Date of Grant shall be granted as non-qualified stock options.

3.                                      Vesting Schedule.  Subject to earlier termination in accordance with the Plan or this Agreement, the Options shall vest and become exercisable as follows, unless previously vested or cancelled in accordance with the provisions of the Plan or this Agreement (each applicable date a “Scheduled Vesting Date”):(1)

Scheduled Vesting Date	Percent of Options Vesting on Such Date
Date of Grant:	20%
First Anniversary of Date of Grant:	20%
Second Anniversary of Date of Grant:	20%
Third Anniversary of Date of Grant:	20%
Fourth Anniversary of Date of Grant:	20%

(1)                                 The vesting schedule presented in this Form of Award Agreement is indicative and may vary from award to award.

4.                                      Term.  The Options shall expire and no longer be exercisable ten (10) years from the Date of Grant, subject to earlier termination in accordance with the Plan or this Agreement.(2)

5.                                      Termination of Service Generally.  In the event that the Participant’s employment or other service with the Company or its Affiliates terminates for any reason other than retirement, death or Disability, the Options shall cease to vest, any unvested Options shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.  Any vested Options shall continue to be exercisable for a period of thirty (30) days following the date of such termination; provided, however, that if the date of  such termination of the Participant’s employment or other service falls on a date on which the Participant is prohibited, by Company policy in effect on such date, from engaging in transactions in the Company’s securities, such termination date shall be extended to the date that is ten (10) days after the first date that the Participant is permitted to engage in transactions in the Company’s securities under such Company policy (but in no event later than the expiration of the term of such Options as set forth herein).  To the extent that any vested Options are not exercised within such period following termination of employment or other service, such Options shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.(3)

6.                                      Retirement.  If the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s retirement, the Options shall cease to vest and any portion thereof that was unvested as of the termination date shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.  Vested Options shall be exercisable until the first anniversary of the termination date (but in no event later than the expiration of the term of such Options as set forth herein).  To the extent that any vested Options are not exercised within such timeframe, such Options shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.(4)

7.                                      Death; Disability.  If the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s death or Disability, a portion of the Options shall vest such that, when combined with previously vested Options, an aggregate of 100% of the Options granted pursuant to this Agreement shall have vested.  Any vested Options shall continue to be exercisable for a period of one year following the date of the Participant’s death or Disability (but in no event later than the expiration of the term of such Options as set forth herein).  To the extent that any vested Options are not exercised within such

(2)                                 Certain options may have a term shorter than ten years.

(3)                                 The treatment of awards upon termination of service presented in this Form of Award Agreement is indicative and may vary from award to award.

(4)                                 The treatment of awards upon termination of service due to retirement presented in this Form of Award Agreement is indicative and may vary from award to award.

one year period, such Options shall immediately be cancelled without consideration and the Participant or his estate, as applicable, shall have no further right or interest therein.(5)

8.                                      Change of Control.  In the event of a Change of Control, prior to any Scheduled Vesting Date, to the extent the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for the Options on substantially the same terms and conditions, all vested and unvested Options shall become fully vested and exercisable in accordance with Section 9.  To the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the Options on substantially the same terms and conditions, the existing vesting schedule will continue to apply; provided, however, that, if upon or within 24 months following the date of a Change of Control, the Participant’s employment or other service with the Company or its Affiliates is terminated without Cause or the Participant resigns for Good Reason, all of the Options shall become fully vested and exercisable in accordance with Section 9.(6)  For purposes of this Section 8, the term “Cause” shall mean (a) with regard to any Participant who is party to an employment or service agreement with the Company or any of its affiliates which contains a definition of “Cause,” the definition set forth in such agreement, and (b) with regard to any other Participant: (i) any act or omission that constitutes a material breach by the Participant of any obligations under an employment or service agreement with the Company or one of its Affiliates or an Award Document; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of or other service provider to the Company or one of its Affiliates; (iii) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.  For purposes of this Section 8, the term “Good Reason” shall mean (x) with regard to any Participant who is party to an employment or service agreement with the Company or any of its affiliates which contains a definition of “Good Reason,” the definition set forth in such agreement, and (y) with regard to any other Participant: (i) the material diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.(7)

9.                                      Method of Exercising Options.

(a)                                 Notice of Exercise.  Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company signed by the Participant and stating the number of Common Shares in respect of which the Options are being exercised.  Such notice shall be accompanied by payment of the full purchase price.  The date of exercise of the Options shall be the later of (i) the date on which the Company receives the notice of exercise or

(5)                                 The treatment of awards upon termination of service due to death or Disability presented in this Form of Award Agreement is indicative and may vary from award to award.  Awards may provide for additional vesting upon termination of employment for reasons other than death or Disability.

(6)                                 The treatment of awards upon a Change in Control presented in this Form of Award Agreement is indicative and may vary from award to award.

(7)                                 The definitions of “Cause” and “Good Reason” presented in this Form of Award Agreement are indicative and may vary from award to award.

(ii) the date on which the conditions set forth in Section 9(b) are satisfied.  Notwithstanding any other provision of this Agreement, the Participant may not exercise the Options and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect.  In no event shall the Options be exercisable for a fractional Common Share.

(b)                                 Payment.  In order to exercise the Options, the Participant may tender payment of the exercise price:  (i) in cash or cash equivalents; (ii) by actual delivery or attestation to ownership of freely transferable Common Shares already owned by the person exercising the Options; (iii) by a combination of cash and Common Shares equal in value to the exercise price; (iv) through net share settlement or similar procedure involving the withholding of Common Shares subject to the Options with a value equal to the exercise price; or (v) by such other means as the Committee may authorize.  If payment is made in whole or in part with Common Shares (including through the withholding of Common Shares subject to the Options), the value attributed to such Common Shares shall be the mean of the high and low prices of the Common Shares on the New York Stock Exchange composite list (or such other stock exchange as shall be the principal market for the Common Shares) on the day of the exercise.

(c)                                  Limitation on Exercise.  The Options shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “Act”) and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the Act and from qualification under such state “blue sky” laws is available.

(d)                                 Automatic Cashout.  To the extent the Participant was precluded, due to legal restrictions or Company policy, from exercising the Options in the final period during which such exercise was otherwise permissible (which period may include the scheduled expiration date of the Options), the Participant’s in-the-money Options, that is, those Options for which the exercise price per Common Share is less than the Fair Market Value of a Common Share, will be exercised automatically, with no action required on the part of a Participant, using a net share settlement or similar procedure immediately before their scheduled expiration date.

10.                               Nontransferability of Options.  To the extent the Options qualify as “incentive stock options” within the meaning of Section 422 of the Code, they shall not be transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.  To the extent the Options qualify as non-qualified stock options, unless otherwise determined by the Committee pursuant to the terms of the Plan, the Options may not be transferred, pledged, alienated, assigned or otherwise attorned other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be.

11.                               Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Options until the Participant becomes a holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

12.                               No Entitlements.

(a)                                 No Right to Continued Employment or Other Service Relationship.  This Agreement does not constitute an employment or service agreement and nothing in the Plan or this Agreement shall modify the terms of the Participant’s employment or other service, including, without limitation, the Participant’s status as an “at will” employee of the Company or its Affiliates, if applicable.  None of the Plan, the Agreement, the grant of Options, nor any action taken or omitted to be taken shall be construed (i) to create or confer on the Participant any right to be retained in the employ of or other service to the Company or its Affiliates, (ii) to interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment or other service at any time and for any reason or (iii) to give the Participant any right to be reemployed or retained by the Company or its Affiliates following a termination of employment or other service for any reason.

(b)                                 No Right to Future Awards.  The Options and all other equity-based awards under the Plan are discretionary.  The Options do not confer on the Participant any right or entitlement to receive another grant of Options or any other equity-based award at any time in the future or in respect of any future period.

13.                               Taxes and Withholding.  The Participant must satisfy any federal, state, provincial, local or foreign tax withholding requirements applicable with respect to the exercise of the Options.  The Company may require or permit the Participant to satisfy such tax withholding obligations through the Company withholding of Common Shares that would otherwise be received by such individual upon the exercise of the Options.  The obligations of the Company to deliver the Common Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14.                               Securities Laws.  The Company shall not be required to issue Common Shares in settlement of or otherwise pursuant to the Options unless and until (i) the Common Shares have been duly listed upon each stock exchange on which the Common Shares are then registered; (ii) a registration statement under the Act with respect to such Common Shares is then effective; and (iii) the issuance of the Common Shares would comply with such legal or regulatory provisions of such countries or jurisdictions outside the United States as may be applicable in respect of the Options. In connection with the grant or vesting of the Options, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

15.                               Miscellaneous Provisions.

(a)                                 Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the headquarters of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)                                 Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)                                 Incorporation of Plan; Entire Agreement.  This Agreement and the Options shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  The Participant acknowledges receipt of the Plan, and represents that he is familiar with its terms and provisions.

(e)                                  Amendments.  Subject to all applicable laws, rules and regulations, the Committee shall have the power to amend this Agreement at any time provided that such amendment does not adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to alter or amend this Agreement and the terms and conditions applicable to the Options without the consent of the Participant to the extent it deems necessary or desirable in its sole discretion (i) to comply with or take into account changes in, or rescissions or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement, (ii) to ensure that the Options are not subject to taxes, interest and penalties under Section 409A of the Code, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) in any other manner set forth in Section 16 of the Plan.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 15(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Options in any manner that is consistent with the Plan and approved by the Committee.

(f)                                   Section 409A of the Code.  It is the intention and understanding of the parties that the Options granted under this Agreement do not provide for a deferral of compensation subject to Section 409A of the Code.  This Agreement shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Participant of any tax, interest or penalty under Section 409A of the Code or the regulations and guidance promulgated thereunder (“Section 409A”) in respect of any Options.  Notwithstanding any other provision of this Agreement or the Plan, if the Committee determines in good faith that any provision of the Plan or this Agreement does not satisfy Section 409A or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Committee may, in its sole discretion and without the consent of the Participant, modify such provision to the extent necessary or desirable to ensure compliance with Section 409A.  Any such amendment shall maintain, to the extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A.  This Section 14(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Options will not be subject to interest and penalties under Section 409A.

(g)                                  Successor.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 10.

(h)                                 Choice of Law.  Except as to matters of federal law, this Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

(i)                                     Qualification as an Incentive Stock Option.  It is understood that this Options are intended to qualify as incentive stock options as defined in Section 422 of the Code to the extent permitted under applicable law.  Accordingly, the Participant understands that in order to obtain the benefits of incentive stock options, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Options or within two (2) years from the Date of Grant.  The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that the Options do not qualify as incentive stock options within the meaning of the Code.

(j)                                    Disqualifying Disposition.  If the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Date of Grant or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Options, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition.  The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

(k)                                 Clawback.  Any awards made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

[remainder of page intentionally left blank]

ADVANCED DISPOSAL SERVICES, INC.

By:
Name:
Title:

The undersigned hereby acknowledges having read the Plan and this Agreement, and hereby agrees to be bound by all the provisions set forth in the Plan and this Agreement.

Participant Name (Printed):

Signature:

Date: